Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
1.Form S-8 No. 333-189883 pertaining to the 2013 Equity Incentive Plan, 2013 Employee Stock Purchase Plan, and the 2004 Stock Option Plan, as amended
2.Form S-8 Nos. 333-194844, 333-202768, 333-210210, 333-216584, 333-222567, 333-230201, 333-236845, 333-253737, and 333-263183 pertaining to the 2013 Equity Incentive Plan and 2013 Employee Stock Purchase Plan
3.Form S-8 No. 333-222568 pertaining to the 2018 Inducement Equity Incentive Plan
4.Form S-8 No. 333-265702 pertaining to the 2022 Equity Incentive Plan of our reports dated February 28, 2023, with respect to the consolidated financial statements of NanoString Technologies, Inc. and the effectiveness of internal control over financial reporting of NanoString Technologies, Inc. included in this Annual Report (Form 10-K) of NanoString Technologies, Inc. for the year ended December 31, 2022.
/s/ Ernst & Young LLP
Seattle, Washington
February 28, 2023